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                                                                    EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0557
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599


                                                               November 30, 1999


Merrill Lynch Global Resources Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:


     We consent to the filing of our opinion dated June 18, 1985 as an Exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 2-97095 and 811-4282), and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 16 to such Registration Statement.


                                          Very truly yours,

                                          /s/ BROWN & WOOD LLP